Exhibit 99.2

NRG Energy, Inc. Prices Sustainability-Linked Senior Notes Offering

HOUSTON—August 9, 2021—NRG Energy, Inc. (NYSE:NRG) has priced its offering of $1.1 billion in aggregate principal amount of 3.875% senior notes due 2032 (the “New Notes”). The New Notes will be senior unsecured obligations of NRG and will be guaranteed by each of NRG’s current and future subsidiaries that guarantee indebtedness under NRG’s credit agreement. The New Notes are being issued under NRG’s Sustainability-Linked Bond Framework, which sets out certain sustainability targets, including reducing greenhouse gas emissions.

The New Notes mature on February 15, 2032. The offering is expected to close on August 23, 2021, subject to customary closing conditions. Failure to meet the sustainability targets with respect to the New Notes will result in a 25 basis point increase to the interest rate payable on the New Notes from and including August 15, 2026.

NRG intends to use the net proceeds from the offering, together with cash on hand and borrowings under one or more of its liquidity facilities, to repurchase, pursuant to NRG’s concurrent exercise of its optional redemption rights, (i) all of the $1.0 billion outstanding aggregate principal amount of its 7.25% senior notes due 2026 (the “2026 Notes”) and (ii) $355 million of the $1.23 billion outstanding aggregate principal amount of its 6.625% senior notes due 2027 (the “2027 Notes”), and to pay fees and expenses incurred in connection with the repurchase of the 2026 Notes and 2027 Notes.

The New Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The New Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell any security, including the New Notes, nor a solicitation for an offer to purchase any security, including the New Notes, the 2026 Notes or the 2027 Notes.

About NRG

At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to millions of customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, working towards a sustainable energy future.

Forward-Looking Statements

This communication contains forward-looking statements that may state NRG’s or its management’s intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally and whether NRG will offer the New Notes or consummate the offering, the anticipated terms of the New Notes and the anticipated use of proceeds.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

Contacts:

Investors:

Kevin L. Cole, CFA

609.524.4526

investor.relations@nrg.com

Media:

Candice Adams

609.524.5428

candice.adams@nrg.com